U.S. Securities and Exchange Commission
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 1, 2012

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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

2415 East Camelback Road, Phoenix, AZ  85016
 (Address of principal executive offices)

 (928) 251-4044
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bonanza Goldfields Corporation, unless the context requires otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2012, Mr. Scott Geisler resigned as a member of the Board of Directors of the Company and as Chief Executive Officer and any other officer positions with the Company. Mr. Geisler had no disagreement with the Company on any matter related to the Company's operations, policies or practices. Mr. Geisler will receive a cash payment to be dispersed over the next twenty five months and 7,500,000 shares of common stock.

Effective June 4, 2012, Peter Cao, a member of our Board of Directors was appointed Chief Executive Officer and President.  Mr. Cao’s biography can be found in Current Report on Form 8-K, filed on April 12, 2012 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 11, 2012		Bonanza Goldfields Corp.
	By:	/s/ Peter Cao
Peter Cao
Chief Executive Officer